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                                                                   EXHIBIT 10.16

     AGREEMENT made this 3rd day of March, 1995, between METRO-GOLDWYN-MAYER INC., a Delaware corporation (hereinafter referred to as "MGM"), and DONALD ROBERT BRADA, JR. (hereinafter referred to as the "Employee").


                              W I T N E S S E T H
                              -------------------


1. MGM hereby employs the Employee and engages his exclusive services for the three (3) year period commencing as of June 1, 1995 and terminating three
     (3) years thereafter (the "Term").

     The Employee accepts such employment and agrees to render his services solely and exclusively for MGM during the Term. The Employee agrees to devote his best efforts to the business of MGM (or its present or future parents, subsidiaries, affiliates or successor companies) as MGM may request and as may be consistent with the duties of Employee's position. Employee hereby represents and warrants that he is legally able to enter into this employment agreement and that he has no other agreements or commitments with any third parties which would preclude or prevent him from entering into this agreement and rendering his services hereunder.

2. Employee's title shall be Senior Vice President and Deputy General Counsel, or a substantially equivalent title in the event of a corporate reorganization. Employee's duties shall be those which are commensurate with his title and shall include, without limitation, responsibility for overseeing corporate legal affairs. Employee shall report directly to the Executive Vice President and General Counsel (presently David G. Johnson) or to a comparable executive in the event of a corporate reorganization.

     Employee currently resides in Paris, France and MGM will reimburse Employee for his reasonable moving expenses to the Los Angeles, California area in accordance with MGM's policy for comparable executives.

3. Provided that Employee shall fully perform all of his obligations hereunder, MGM shall pay Employee a salary:

     (a) at the rate of Two Hundred Thousand Dollars ($200,000) per annum for the first year of the Term.

     (b) at the rate of Two Hundred Twenty-Five Thousand Dollars ($225,000) per annum for the second year of the Term.

     (c) at the rate of Two Hundred Fifty Thousand Dollars ($250,000) per annum for the third year of the Term.

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     Such salary shall be payable in installments in accordance with MGM's standard payment practices.

4.   MGM shall have the right to terminate this agreement if:

     (a)  Employee shall die.

     (b) Employee shall be unable to perform his duties for two (2) consecutive months due to illness or other physical incapacity.

     (c) MGM and/or any of its subsidiary, affiliated, or parent companies are materially hampered in the conduct of their business by an event of force majeure (including but not limited to an act of God, strike, lockout, declaration of war or other cause similar or dissimilar to the foregoing beyond their control) for a consecutive period of two
          (2) months; it being understood that MGM shall have the right to suspend this agreement without payment of any salary to Employee during any period of force majeure and a reasonable time thereafter to resume full operations.

     (d) Employee shall fail to perform his duties, functions and responsibilities hereunder.

     (e)  Employee shall be convicted of a felony offense.

     In case of termination pursuant to (a) or (b), MGM shall pay all salary due through the date of termination. With respect to a contingency described in (c), if MGM has not exercised its suspension right, it shall pay the salary due through the date of termination; it being further understood that if MGM exercises its suspension right and does not elect to exercise its termination right it shall have the right but not the obligation to extend the Term for the period of the suspension.

     MGM reserves all rights it may have at law or equity in the event of a contingency described in (d) or (e) above.

5. So long as Employee is rendering services hereunder, Employee will be a participant in the management incentive compensation plan (the "Incentive Plan") (or such other comparable plan or plans as MGM may in its discretion adopt with respect to executive compensation). Nothing contained herein shall obligate MGM to continue the Incentive Plan or to provide for any other plans, nor is any commitment made hereby as to the amount or extent (dollars or otherwise) of Employee's participation.

6. So long as MGM gives car allowances and Employee is rendering services hereunder, Employee shall be given a car allowance in accordance with MGM's then current

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     policy for comparable executives (presently $800 a month).  Employee shall be entitled to incur and be reimbursed for reasonable expenses in connection with the performance by Employee of his duties hereunder. Such reimbursement shall be made on the basis of statements thereof (together with vouchers or documents evidencing such expenses) furnished by Employee to MGM in accordance with MGM's standard practices.

7. So long as Employee is rendering services hereunder, the Employee shall be entitled to:

     (a) Vacation each year (without deduction of salary or other compensation) in accordance with MGM's standard policies (but not less than four (4) weeks), such vacation to be taken at such time or times during such years as may be mutually agreed upon by MGM and the Employee.

     (b) Participate in any group, life, health or accident insurance or other similar program or arrangement which may presently be in effect or may hereafter be adopted by MGM generally or for particular individuals upon the same terms as are available to other employees of MGM.

8. Employee agrees that all the results and proceeds of his services, including any ideas, programs, formats, plans and arrangements, composed, conceived or created by him during the period of this employment, solely or in collaboration with others, whether or not same is made at the request or suggestion of MGM, or during or outside regular hours of work, shall at all times be and remain the sole and exclusive property of MGM. The Employee further agrees that he will, at the request of MGM, execute and deliver to MGM, in form satisfactory to MGM, documents evidencing MGM's ownership to the foregoing; but notwithstanding that no such documents are executed, MGM, as Employee's employer, shall be deemed the owner thereof immediately upon creation. All memoranda, notes, records, and other documents made or compiled by Employee, or made available to him, during his employment by MGM shall remain the sole and exclusive property of MGM. Employee shall not use for himself, or others, any secret or confidential information, knowledge or data of MGM (or any of its affiliates) obtained by Employee as a result of his employment by MGM. Anything in this agreement to the contrary notwithstanding, the provisions of this paragraph shall survive the termination, for any reason, of this agreement.

9. Employee agrees that MGM may deduct and withhold from the payments to be made to the Employee hereunder, the amounts required to be deducted and withheld by MGM under the provisions of any statute, law, regulation or ordinance heretofore or hereafter enacted.

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10.  Any notices and payments herein provided for shall be given by sending the same by certified or registered mail or by wire, addressed as follows:

     (a)  To MGM  -      Metro-Goldwyn-Mayer Inc.
                         2500 Broadway Street
                         Santa Monica, CA 90404
                         Attn.:  General Counsel

     (b)  To Employee -  Donald Robert Brada, Jr.
                         c/o Metro-Goldwyn-Mayer Inc.
                         2500 Broadway Street
                         Santa Monica, CA 90404

     or to such other address as may hereinafter be designated in writing by the party concerned. The date of delivery to the post office or cable office, all postage or other charges prepaid, shall be deemed the date of delivery hereunder.

11. MGM shall have the right to assign this agreement to any subsidiary, successor or parent company of MGM or to any other person, firm or corporation which acquires MGM or a substantial part of MGM's assets or into which MGM may merge. The obligations and duties of Employee hereunder are personal and not assignable.

12. Except with respect to any disputes which may arise pursuant to Paragraph 8, any controversy or claim between or among Employee, MGM or any of its affiliates arising out of or relating to this agreement or any breach of this agreement shall be settled by arbitration. Any such arbitration shall be held in Los Angeles, California and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration proceedings shall be conducted in English. The arbitration panel shall consist of three (3) arbitrators to be selected pursuant to such Commercial Arbitration Rules. The arbitration proceedings, all documents related thereto and all testimony, written or oral, and the arbitration award shall be confidential, except with respect to any proceedings commenced to compel arbitration or to enforce the arbitration award or as otherwise required by law. Each party hereto agrees that once an arbitration request has been made by either party that each party will proceed expeditiously to commence and complete the arbitration proceedings, with the intent of completing same within three months.

13. This agreement shall be construed under the laws of the State of California applicable to contracts executed and fully performed therein. The state and federal courts (or arbitrators appointed as described herein) located in Los Angeles, California shall be the sole fora for any action for relief arising out of or pursuant to, or to enforce or interpret, this agreement. Each party to this agreement consents to the personal jurisdiction and arbitration in such fora and courts and each party

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     hereto covenants not to, and waives any right to, seek a transfer of venue from such jurisdiction on any grounds. This agreement constitutes the full understanding of the parties and cannot be modified except in writing. No waiver of one provision shall constitute a continuing waiver or a waiver of any other provision or default hereof.

     IN WITNESS WHEREOF, the parties have hereunto affixed their signatures the day and year first hereinabove written.


                                    METRO-GOLDWYN-MAYER INC.



                                    By:  /s/ David G. Johnson
                                        ___________________________
                                        Executive Vice President



                                    /s/ Donald Robert Brada, Jr.
                                    ________________________________
                                    DONALD ROBERT BRADA, JR.

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